Exhibit 99.6

Government Properties Income Trust

Unaudited Pro Forma Condensed Consolidated Financial Statements

Introduction to Unaudited Pro Forma Condensed Consolidated Financial Statements

The following unaudited pro forma condensed consolidated financial statements give effect to: (i) the proposed offering, or the Offering, by Government Properties Income Trust, or GOV, of 25,000,000 of its common shares of beneficial interest, or Common Shares; (ii) GOV’s proposed acquisition of First Potomac Realty Trust, or FPO, and its operating partnership and majority owned subsidiary, First Potomac Realty Investment Limited Partnership, or FPO LP, pursuant to that certain Agreement and Plan of Merger, or the Merger Agreement, dated as of June 27, 2017, by and among FPO, FPO LP, GOV and GOV NEW OPPTY REIT and GOV NEW OPPTY LP; and (iii) other transactions described in the notes to the unaudited pro forma condensed consolidated financial statements.  Pursuant to the Merger Agreement, subject to the satisfaction or waiver of certain customary conditions, GOV NEW OPPTY LP will merge with and into FPO LP, with FPO LP surviving (such merger, the Partnership Merger) and, immediately following the Partnership Merger, FPO will merge with and into GOV NEW OPPTY REIT, with GOV NEW OPPTY REIT surviving as GOV’s direct, wholly owned subsidiary (such merger, the REIT Merger, and, together with the Partnership Merger and the other transactions contemplated by the Merger Agreement, the Transaction).  Following the REIT Merger, FPO LP will be GOV’s indirect, majority owned subsidiary. The Offering, the Transaction and the other transactions described in the notes to the unaudited pro forma condensed consolidated financial statements have not been consummated and remain subject to conditions and contingencies.

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2017 reflects GOV’s financial position as if the Offering, the Transaction and the other transactions described in the notes to the unaudited pro forma condensed consolidated financial statements were completed as of March 31, 2017. The unaudited pro forma condensed consolidated statements of income for the year ended December 31, 2016 and the three months ended March 31, 2017 reflect the results of GOV’s operations as if the Offering, the Transaction and the other transactions described in the notes to the unaudited pro forma condensed consolidated financial statements were completed as of January 1, 2016. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with (i) the unaudited condensed consolidated financial statements and related notes thereto as of and for the three months ended March 31, 2017 of (a) GOV, which are included in GOV’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, as filed with the Securities and Exchange Commission, or SEC, on April 27, 2017, and (b) FPO, which are included as Exhibit 99.5 to this Current Report on Form 8-K; and (ii) the audited consolidated financial statements and the related notes thereto as of and for the year ended December 31, 2016 of (a) GOV, which are included in GOV’s Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the SEC on February 22, 2017, and (b) FPO, which are included as Exhibit 99.4 to this Current Report on Form 8-K.

The unaudited pro forma condensed consolidated financial statements are provided for informational purposes only. In the opinion of management, all adjustments necessary to reflect the effects of the Offering, the Transaction and the other transactions described in the notes to the unaudited pro forma condensed consolidated financial statements have been included and are based upon available information and assumptions that management believes are reasonable. GOV expects to finance the Transaction on a long term basis with the sale of Common Shares, including through the Offering, additional debt, including senior unsecured notes, mortgage financing and / or bank debt, and /or with proceeds from the sale of certain properties. The unaudited pro forma condensed consolidated financial statements assume that the Transaction is initially financed with the net proceeds of the

Offering and borrowings under GOV’s existing revolving credit facility and under a new bridge loan facility, or the Bridge Loan Facility. Upon completion of GOV’s expected long term Transaction financing, GOV’s financial position and results of operations may be significantly different than what is presented in the unaudited pro forma condensed consolidated financial statements. Furthermore, the allocation of the estimated Transaction purchase price reflected in the unaudited pro forma condensed consolidated financial statements and described in the notes thereto is based upon GOV’s preliminary estimates of the fair value of assets acquired and liabilities assumed by GOV pursuant to the Transaction. Actual amounts allocated to assets acquired and liabilities assumed could change significantly from those presented in the unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of GOV’s expected financial position or results of operations for any future period. Differences could result from numerous factors, including future changes in GOV’s portfolio of investments, capital structure, property level operating expenses and revenues, including rents expected to be received on GOV’s existing leases or leases GOV may enter into during and after 2017, changes in interest rates and other reasons. The allocation of the estimated purchase price, which includes estimated acquisition related costs, is based on preliminary estimates and may change significantly following the completion of (i) third party appraisals and (ii) GOV’s further analysis of acquired in place leases and building valuations.  Actual future results are likely to be different from amounts presented in the unaudited pro forma condensed consolidated financial statements and such differences could be significant.

Government Properties Income Trust

Unaudited Pro Forma Condensed Consolidated Balance Sheet

March 31, 2017

(amounts in thousands, except per share data)

			FPO	Financing and
	GOV	FPO	Acquisition	Transaction	GOV
	Historical	Historical	Adjustments (4)(A)	Costs (4)(B)	Pro Forma
ASSETS
Real estate properties:
Land	$269,410	$269,920	$28,031	$—	$567,361
Buildings and improvements	1,640,096	981,825	(223,179)	—	2,398,742
Total real estate properties, gross	1,909,506	1,251,745	(195,148)	—	2,966,103
Accumulated depreciation	(308,241)	(227,140)	227,140	—	(308,241)
Total real estate properties, net	1,601,265	1,024,605	31,992	—	2,657,862

Equity investment in Select Income REIT	482,103	—	—	—	482,103
Investment in affiliates	—	42,314	9,852	—	52,166
Assets of discontinued operations	12,538	—	—	—	12,538
Acquired real estate leases, net	118,065	23,622	267,672	—	409,359
Cash and cash equivalents	12,808	13,269	(1,150,322)	1,148,472	24,227
Restricted cash	703	2,348	—	—	3,051
Rents receivable, net	50,459	50,822	(45,211)	—	56,070
Deferred leasing costs, net	21,232	41,603	(41,603)	—	21,232
Other assets, net	77,877	5,414	(2,312)	—	80,979
Total assets	$2,377,050	$1,203,997	$(929,932)	$1,148,472	$3,799,587

LIABILITIES AND SHAREHOLDERS' EQUITY
Unsecured revolving credit facility	$160,000	$48,758	$(48,758)	$590,000	$750,000
Unsecured term loans, net	547,341	299,433	(299,433)	—	547,341
Unsecured Bridge Loan Facility, net	—	—	—	34,741	34,741
Senior unsecured notes, net	647,213	—	—	—	647,213
Mortgage notes payable, net	27,415	295,523	(64,163)	—	258,775
Liabilities of discontinued operations	52	—	—	—	52
Accounts payable and other liabilities	52,762	53,691	(23,778)	—	82,675
Due to related persons	3,672	—	—	—	3,672
Assumed real estate lease obligations, net	10,025	1,716	11,076	—	22,817
Total liabilities	1,448,480	699,121	(425,056)	624,741	2,347,286

Commitments and contingencies

Noncontrolling interests in the Operating Partnership	—	27,516	(27,516)	—	—

Shareholders’ equity:
Common shares of beneficial interest	712	59	(59)	250	962
Additional paid in capital	1,473,533	916,460	(916,460)	523,481	1,997,014
Cumulative net income	103,744	—	—	—	103,744
Cumulative other comprehensive income (loss)	43,714	(273)	273	—	43,714
Cumulative common distributions	(693,133)	(438,886)	438,886	—	(693,133)
Total shareholders’ equity	928,570	477,360	(477,360)	523,731	1,452,301
Total liabilities, noncontrolling interest and shareholders’ equity	$2,377,050	$1,203,997	$(929,932)	$1,148,472	$3,799,587

Government Properties Income Trust

Unaudited Pro Forma Condensed Consolidated Statements of Income

For the Year Ended December 31, 2016

(amounts in thousands, except per share data)

			FPO		Other
	GOV	FPO	Property Sale	Financing	Pro Forma		GOV
	Historical	Historical	Adjustments (5)(C)	Adjustments (5)(D)	Adjustments		Pro Forma

Rental Income	$258,180	$160,334	$(17,810)	$—	$11,494	(5)(E)	$412,198

Expenses:
Real estate taxes	30,703	18,992	(1,481)	—	—		48,214
Utility expenses	17,269	8,168	(745)	—	—		24,692
Other operating expenses	54,290	31,202	(2,081)	—	—	(5)(F)	83,411
Depreciation and amortization	73,153	60,862	(2,709)	—	39,553	(5)(G)	170,859
Acquisition related costs	1,191	—	—	—	—		1,191
General and administrative	14,897	16,976	—	—	(10,040	) (5)(F)	21,833
Loss on impairment of real estate	—	2,772	(2,772)	—	—		—
Total expenses	191,503	138,972	(9,788)	—	29,513		350,200

Operating income (loss)	66,677	21,362	(8,022)	—	(18,019)		61,998

Dividend income	971	—	—	—	—		971
Interest and other income	158	2,348	—	—	—		2,506
Interest expense	(45,060)	(26,370)	436	(1,797)	—		(72,791)
Gain (loss) on early extinguishment of debt	104	(48)	48	—	—		104
Gain on issuance of shares by Select Income REIT	86	—	—	—	—		86
Income (loss) before income taxes and equity in earnings (losses) of investees, net	22,936	(2,708)	(7,538)	(1,797)	(18,019)		(7,126)
Income tax expense	(101)	—	—	—	—		(101)
Equity in earnings (losses) of investees, net	35,518	2,294	(340)	—	(3,484	) (5)(H)	33,988
Gain (loss) on sale of property	—	(1,155)	1,155	—	—		—
Income (loss) from continuing operations	58,353	(1,569)	(6,723)	(1,797)	(21,503)		(26,761)
Less: Net loss attributable to noncontrolling interests	—	502	—	—	(502	) (5)(I)	—
Income (loss) from continuing operations attributable to common shareholders	$58,353	$(1,067)	$(6,723)	$(1,797)	$(22,005)		$(26,761)

Weighted average common shares outstanding (diluted)	71,071			25,000			96,071

Income from continuing operations attributable to GOV per common share	$0.82						$0.28

Government Properties Income Trust

Unaudited Pro Forma Condensed Consolidated Statements of Income

For the Three Months Ended March 31, 2017

(amounts in thousands, except per share data)

			FPO		Other
	GOV	FPO	Property Sale	Financing	Pro Forma		GOV
	Historical	Historical	Adjustments (5)(C)	Adjustments (5)(D)	Adjustments		Pro Forma

Rental Income	$69,296	$37,823	$(804)	$—	$3,537	(5)(E)	$109,852

Expenses:
Real estate taxes	8,177	4,471	(116)	—	—		12,532
Utility expenses	4,606	2,031	(2)	—	—		6,635
Other operating expenses	13,992	8,117	(186)	—	—	(5)(F)	21,923
Depreciation and amortization	20,505	14,566	(289)	—	12,042	(5)(G)	46,824
General and administrative	3,962	4,497	—	—	(2,763	) (5)(F)	5,696
Total expenses	51,242	33,682	(593)	—	9,279		93,610

Operating income (loss)	18,054	4,141	(211)	—	(5,742)		16,242

Dividend income	304	—	—	—	—		304
Interest and other income	61	210	—	—	—		271
Interest expense	(13,581)	(6,344)	—	(557)	—		(20,482)
Income (loss) before income taxes and equity in earnings (losses) of investees, net	4,838	(1,993)	(211)	(557)	(5,742)		(3,665)
Income tax expense	(18)	—	—	—	—		(18)
Equity in earnings (losses) of investees, net	2,739	4,223	(3,895)	—	(802	) (5)(H)	2,265
Gain on sale of property	—	42,799	(42,799)	—	—		—
Income (loss) from continuing operations	7,559	45,029	(46,905)	(557)	(6,544)		(1,418)
Less: Net income attributable to noncontrolling interests	—	(1,884)	—	—	1,884	(5)(I)	—
Income (loss) from continuing operations attributable to common shareholders	$7,559	$43,145	$(46,905)	$(557)	$(4,660)		$(1,418)

Weighted average common shares outstanding (diluted)	71,094			25,000			96,094

Income (loss) from continuing operations attributed to GOV per common share	$0.11						$(0.01)

(1)                                 Basis of Presentation:

As of March 31, 2017, GOV owned 74 properties (96 buildings), excluding one property (one building) classified as discontinued operations, with approximately 11.5 million rentable square feet. As of March 31, 2017, FPO owned 39 properties (74 buildings) with approximately 6.5 million rentable square feet, including equity interests in two properties (three buildings) subject to joint venture arrangements that are accounted for as equity method investments in FPO’s historical financial statements. The unaudited pro forma condensed consolidated financial statements include GOV’s and FPO’s accounts and the accounts of their respective consolidated subsidiaries. All intercompany transactions and balances have been eliminated. Certain reclassifications have been made to FPO’s historical financial statements to conform to GOV’s financial statement presentation.

(2)                                 The Offering:

Reflects GOV’s issuance of 25,000,000 Common Shares pursuant to the Offering at an assumed public offering price of $21.90 per Common Share (the closing price of the Common Shares on The NASDAQ Stock Market LLC on June 27, 2017), net of a 4.25% underwriting discount and other estimated expenses payable by GOV in connection with the Offering, with such net proceeds being used to partially fund the cash portion of the Transaction consideration. Net proceeds from the Offering were calculated as follows (dollars in thousands):

Gross proceeds from the Offering, net of underwriting discount	$524,231
Other estimated Offering expenses payable by GOV	(500)
Net proceeds	$523,731

Common Shares	$250
Additional paid-in capital	523,481
Net proceeds	$523,731

(3)                                 The Transaction and Related Transactions:

The adjustments represent the effects of the Transaction for estimated total consideration of approximately $1.4 billion, including the assumption of approximately $231.7 million of aggregate principal balance of mortgage notes payable and approximately $49.2 million of estimated acquisition related costs. In order to reflect only those assets acquired and liabilities assumed by GOV pursuant to the Transaction, certain pro forma adjustments have been made to FPO’s historical financial statements to adjust for dispositions of properties by FPO during 2016 and the first quarter of 2017, as described in Note (5)(C).

GOV expects to fund the cash portion of the Transaction consideration with the net proceeds of the Offering and borrowings under GOV’s existing revolving credit facility and under the Bridge Loan Facility.

The following summarizes the estimated total consideration, funding sources and net purchase price for the Transaction as if it had occurred on March 31, 2017 (dollars in thousands):

Estimated total purchase price (including acquisition related costs):
Assumed mortgage notes payable, including fair value adjustments	$231,360
Assumed net working capital liability	5,583
Non-cash portion of purchase price	236,943
Cash purchase of FPO common shares	683,372
FPO debt expected to be repaid at the Closing	417,800
Estimated acquisition related costs	49,150
Cash portion of purchase price	1,150,322
Estimated purchase price	$1,387,265

Estimated funding sources (including acquisition related costs):
Net proceeds from the Offering	$523,731
Borrowings under GOV’s existing revolving credit facility	590,000
Borrowings under Bridge Loan Facility	36,591
Estimated funding total	$1,150,322

The following summarizes the preliminary purchase price allocation for the Transaction as if it had occurred on March 31, 2017 (dollars in thousands):

Land	$297,951
Buildings and improvements	758,646
Acquired real estate leases	291,294
Investment in affiliates	52,166
Cash	13,269
Restricted cash	2,348
Rents receivable	5,611
Other assets	3,102
Total assets	1,424,387
Mortgage notes payable, including fair value adjustments (1)	(231,360)
Accounts payable and accrued expenses	(29,913)
Assumed real estate lease obligations	(12,792)
Net assets acquired	1,150,322
Assumed net working capital liability	5,583
Assumed mortgage notes payable, including fair value adjustments (1)	231,360
Estimated purchase price (2)	$1,387,265

(1)                               The aggregate principal balance of the related mortgage notes payable was $231.7 million as of March 31, 2017.

(2)                               The allocation of the estimated purchase price, which includes estimated acquisition related costs, is based on preliminary estimates and may change significantly following the completion of (i) third party appraisals and (ii) GOV’s further analysis of acquired in place leases and building valuations.

GOV adopted Financial Accounting Standards Board Accounting Standards Update No. 2017-01, Clarifying the Definition of a Business, or ASU No. 2017-01, on January 1, 2017. In accordance with ASU No. 2017-01, GOV will account for the Transaction as an acquisition of assets with GOV treated as the acquirer of FPO and FPO LP for accounting purposes. Accordingly, the assets acquired and liabilities assumed will be recorded as of the closing of the Transaction, or the Closing, at their respective fair value, and added to those of GOV. For purposes of the unaudited pro forma condensed consolidated financial statements, GOV allocated: (i) a portion of the purchase price of the FPO properties to land and buildings and improvements based on determinations of the fair values of those properties assuming those properties are vacant; (ii) a portion of the purchase price of the FPO properties to above market and below market leases based on the present value (using an estimated discount interest rate which reflects the risks associated with acquired in place leases at the time the FPO properties are expected to be acquired by GOV) of the difference, if any, between (x) the contractual amounts to be paid pursuant to the acquired in place leases and (y) estimates of fair market lease rates for the corresponding leases, measured over a period equal to the terms of the respective in place leases; and (iii) a portion of the purchase price of the FPO properties to acquired in place leases based upon market estimates to lease up the properties based on leases in place at the time of acquisition. In making these allocations, GOV considered factors such as estimated carrying costs during the expected lease up periods, including real estate taxes, insurance and other operating income and expenses and costs, such as leasing commissions, legal and other related expenses, to execute similar leases in current market conditions at the time the FPO properties are expected to be acquired by GOV. Consolidated financial statements of GOV issued subsequent to the Closing will include FPO assets acquired by GOV pursuant to the Transaction from the Closing date, but not for prior periods.

(4)                                 Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet Adjustments:

(A)                             The adjustments represent the preliminary purchase price allocation for the Transaction as if it had occurred on March 31, 2017, assuming a total purchase price of approximately $1.4 billion and including the assumption of approximately $231.7 million aggregate principal balance of mortgage notes payable and approximately $49.2 million of estimated acquisition related costs.

Additional adjustments have been made to record acquired land, buildings and improvements, acquired real estate leases and assumed real estate lease obligations at their estimated fair value, as described in Note (3). Further adjustments include:

(i)                                   Investment in affiliates: Adjustment of $9.9 million to reflect the estimated fair value of FPO’s equity interests in two existing joint ventures as if GOV acquired these interests on March 31, 2017.

(ii)                                Rents receivable, net: Adjustment of $45.2 million to eliminate FPO’s accumulated straight line rent receivable balance for tenant leases. FPO’s pro forma rents receivable balance of $5.6 million represents the fair value of accounts receivable from tenants as of March 31, 2017.

(iii)                             Deferred leasing costs, net: Adjustment of $41.6 million to eliminate FPO’s unamortized deferred leasing costs.

(iv)                            Other assets, net: Adjustments to eliminate fair value adjustments of $0.1 million related to FPO’s interest rate swap agreements that are expected to be terminated at the Closing and to eliminate $2.2 million of leasehold improvements related to FPO’s corporate and regional offices and certain other FPO assets.

(v)                               Accounts payable and accrued expenses: Adjustments of $23.8 million to eliminate the following FPO balances: (1) $19.1 million of deferred income; (2) $3.6 million of accrued straight line rent liabilities; and (3) $1.0 million of accrued interest expected to be paid at the Closing.

Additional adjustments have been made to reflect the expected repayment at the Closing of: (1) $51.0 million of outstanding borrowings under FPO’s revolving credit facility; (2) FPO’s $300.0 million unsecured term loan; and (3) two FPO mortgage notes payable with an aggregate outstanding principal balance of approximately $66.8 million. In May 2017, FPO repaid at maturity one of these mortgage notes with an outstanding principal balance of $32.2 million at March 31, 2017. A $0.4 million adjustment was also made to decrease the carrying value of FPO’s mortgage notes payable to reflect the effect of current market interest rates on the estimated fair value of FPO’s fixed rate mortgages expected to be assumed by GOV at the Closing.

Pursuant to the Merger Agreement, units of limited partnership interest in FPO LP (other than those held by FPO) will be converted into the right to receive cash consideration of $11.15 per limited partnership unit, except that holders of FPO LP limited partnership interests may instead elect to have their units of limited partnership interests in FPO LP converted into an equal number of units of preferred limited partnership interests in FPO LP. The adjustment to eliminate FPO’s obligation for noncontrolling interests in FPO LP reflects GOV’s assumption that all of the issued and outstanding units of limited partnership interest in FPO LP (other than those held by FPO) will be converted into the right to receive the cash consideration.

(B)                               The adjustments represent the Offering, as described in Note (2), borrowings under GOV’s existing revolving credit facility and under the Bridge Loan Facility, net of $1.9 million of estimated debt issuance costs, and the aggregate net adjustment to GOV’s and FPO’s respective outstanding revolving credit facility balances. The aggregate net revolving credit facility adjustment includes borrowings of $590.0 million under GOV’s existing revolving credit facility to partially fund the cash portion of the Transaction consideration and the expected repayment of outstanding borrowings under FPO’s revolving credit facility of $51.0 million at the Closing. There were $160.0 million and $155.0 million in outstanding borrowings and $590.0 million and $595.0 million in available borrowings under GOV’s existing revolving credit facility as of both March 31, 2017 and June 21, 2017, respectively.

(5)                                 Notes to Unaudited Pro Forma Condensed Consolidated Statements of Income Adjustments:

(C)                               From the period from January 1, 2016 through March 31, 2017, FPO sold four properties and equity interests in three unconsolidated joint venture arrangements. The pro forma adjustments related to those dispositions are as follows:

Rental income: Adjustment to eliminate rental income for the properties sold during 2016 and the first quarter of 2017 as if those properties were sold as of January 1, 2016.

Real estate taxes, utility expenses and other operating expenses: Adjustment to eliminate property operating expenses for the properties sold during 2016 and the first quarter of 2017 as if those properties were sold as of January 1, 2016.

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Depreciation and amortization: Adjustment to eliminate depreciation and amortization for the properties sold during 2016 and the first quarter of 2017 as if those properties were sold as of January 1, 2016.

Loss on impairment of real estate: Adjustment to eliminate loss on impairment of real estate for a property sold during 2016 as if that property was sold as of January 1, 2016.

Interest expense: Adjustment to eliminate $0.4 million of interest expense related to a mortgage note repaid in connection with the sale of a property during 2016 as if that property was sold and the mortgage note repaid as of January 1, 2016.

Loss on extinguishment of debt: Adjustment to eliminate a loss on extinguishment of debt related to a mortgage note repaid in connection with the sale of a property during 2016 as if that property was sold and the mortgage note repaid as of January 1, 2016.

Equity in earnings (losses) of investees, net: Adjustment to eliminate the equity in earnings of investees for 2016 and the first quarter of 2017 related to the equity interests in three unconsolidated joint venture arrangements which were sold in March 2017 as if those interests were sold as of January 1, 2016.

Gain (loss) on sale of property: Adjustment to eliminate gain or loss, as applicable, on sale for the properties sold during 2016 and the first quarter of 2017 as if those properties were sold as of January 1, 2016.

(D)                               The adjustments represent the effect on interest expense of the assumed borrowings under GOV’s existing revolving credit facility and under the Bridge Loan Facility to partially fund the cash portion of the Transaction consideration, as described in Note (4)(B), and the expected repayment of outstanding FPO debt balances, as described in Note (4)(A).

Estimated interest expense related to borrowings under GOV’s revolving credit facility is determined as follows (dollars in thousands, except percentages):

	For the Three Months Ended 3/31/17	For the Year Ended 12/31/16
Estimated incremental borrowings on revolving credit facility	$590,000	$590,000
Interest rate (1)	2.44%	2.44%
Annual interest expense	$14,396	$14,396
Percent of annual days adjusted	25.0%	100.0%
Total adjustment	$3,559	$14,396

(1) Contractual interest rate is LIBOR plus a 125 basis point spread subject to adjustment based on GOV’s credit ratings.

An increase or decrease in the variable interest rate of 1/8 of a percent would increase or decrease, respectively, annual interest expense under the revolving credit facility interest expense by approximately $0.7 million.

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Estimated interest expense related to borrowings under the Bridge Loan Facility is determined as follows (dollars in thousands):

	For The Three Months Ended 3/31/2017	For the Year Ended 12/31/2016
Borrowings under Bridge Loan Facility	$36,591	$36,591
Interest rate (1)	2.59%	2.59%
Interest expense before amortization of debt issuance costs	$948	$948
Amortization of related debt issuance costs (2)	1,850	1,850
Annual interest expense	$2,798	$2,798
Percent of annual days in period	25.0%	100.0%
Estimated interest expense	$700	$2,798

(1) Contractual interest rate is LIBOR plus a 140 basis points spread subject to adjustment based on GOV’s credit ratings.

(2) The Bridge Loan Facility matures on the first anniversary of the Closing. Pro forma interest expense excludes additional fees payable under the Bridge Loan Facility if borrowings remain outstanding for 90 days or more as follows (dollars in thousands):

Days Outstanding	Basis Points	Additional Fees
At least 90 days but less than 180 days	25	$91
At least 180 days but less than 270 days	50	183
At least 270 days	75	274
Total	150	$549

An increase or decrease in the variable interest rate of 1/8 of a percent would increase or decrease, respectively, estimated annual interest expense under the Bridge Loan Facility by approximately $0.04 million.

The estimated increase in interest expense resulting from assumed borrowings under GOV’s existing revolving credit facility and under the Bridge Loan Facility has been partially offset by the effect of the expected repayment at the Closing of $51.0 million of outstanding borrowings under FPO’s revolving credit facility, FPO’s $300.0 million unsecured term loan and two FPO mortgages notes with an aggregate outstanding principal balance of approximately $66.8 million as if those repayments had occurred as of January 1, 2016. The decrease in interest expense associated with these expected repayments is $15.4 million and $3.7 million for the year ended December 31, 2016 and the three months ended March 31, 2017, respectively.

The increase of 25,000,000 Common Shares as described in Note (2) assumes the Offering to partially fund the cash portion of the Transaction was completed on January 1, 2016.

(E)                                The adjustments represent non-cash straight line rent and non-cash amortization of above and below market leases related to acquired FPO leases. The calculation of non-cash straight line rent assumes that the term of the acquired FPO leases commenced as of January 1, 2016. Capitalized acquired above and below market lease values are amortized as a reduction or an increase, respectively, to rental income over the weighted average lease term. The weighted average lease term for above and below market leases is 4.9 years and 6.7 years, respectively, as of March 31, 2017. The components of the rental income adjustment are as follows (dollars in thousands):

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	For the Three Months Ended 3/31/2017	For the Year Ended 12/31/16
Non-cash, straight line rent adjustments	$3,779	$12,363
Non-cash, net above and below market lease amortization	(242)	(869)
	$3,537	$11,494

(F)                                 GOV has no employees.  The personnel and various services GOV requires to operate its business are provided to it by The RMR Group LLC, or RMR LLC. GOV has two agreements with RMR LLC to provide management services to it: (i) a business management agreement, which relates to its business generally; and (ii) a property management agreement, which relates to its property level operations.

FPO’s historical other operating expenses include costs incurred by FPO to manage its properties. Under the terms of GOV’s property management agreement, GOV will pay RMR LLC a property management fee equal to 3% of gross rents collected for the FPO properties and reimburse RMR LLC for allocated personnel and certain other costs to manage the FPO properties. No pro forma adjustment has been included in the unaudited condensed consolidated statements of income related to property management costs as GOV’s estimated costs to manage the FPO properties under the RMR LLC property management agreement are currently expected to approximate FPO’s historical property management costs for the FPO properties.

The adjustment to general and administrative expense eliminates FPO’s historical general and administrative expenses of $17.0 million and $4.5 million for the year ended December 31, 2016 and the three months ended March 31, 2017, respectively, and includes general and administrative expenses of $6.9 million and $1.7 million for the year ended December 31, 2016 and the three months ended March 31, 2017, respectively, based on GOV’s contractual obligation under its business management agreement with RMR LLC. The business management fee under GOV’s business management agreement with RMR LLC is based upon a percentage of the lower of GOV’s total real estate investments or total market capitalization, both as described in GOV’s business management agreement with RMR LLC. GOV currently expects not to incur any additional recurring general and administrative expenses as a direct result of the Transaction.

(G)                               The adjustment eliminates FPO’s historical depreciation and amortization expenses of $58.2 million and $14.3 million for the year ended December 31, 2016 and the three months ended March 31, 2017, respectively, net of depreciation and amortization of FPO properties sold during 2016 and 2017 as described in Note (5)(C). The adjustment also includes estimated depreciation and amortization expenses based on the preliminary purchase price allocation described in Note (3) of $97.7 million and $26.3 million for the year ended December 31, 2016 and the three months ended March 31, 2017, respectively. Real estate investments are depreciated on a straight line basis over estimated useful lives generally ranging up to 40 years. Capitalized acquired in place leases, exclusive of the value of acquired above market and below market lease values, are amortized on a straight line basis over the 6.3 year weighted average remaining lease term at March 31, 2017.

(H)                              The adjustment to FPO’s historical equity in earnings of investees for the equity interests in two joint venture arrangements that GOV expects to acquire pursuant to the Transaction reflects the depreciation and amortization expense based on the estimated fair value of those interests at the

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Closing date, as well as the effect of other pro forma adjustments, including non-cash straight line rent and non-cash net above and below market leases.

(I)                                   The adjustment to eliminate FPO’s historical equity in earnings of investees net (income) loss attributable to noncontrolling interests reflects the assumed conversion of all of the issued and outstanding units of limited partnership interest in FPO LP (other than those held by FPO) into the right to receive cash consideration of $11.15 per limited partnership unit (see Note (4)(A)).

GOV has been operating so as to qualify for taxation as a real estate investment trust for U.S. federal and state income tax purposes. Therefore, certain activities, including the Transaction, are not subject to U.S. federal income tax. Accordingly, no adjustment to pro forma income tax expense has been reflected in the unaudited pro forma combined statements of operations.

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